Exhibit 5.4

November 10, 2025

Board of Directors

Equinix Canada Financing Ltd.

22 Adelaide Street West, Unit 3600

Toronto, Ontario M5H 4E3

Canada

Re:     Equinix Canada Financing Ltd. – Registration Statement on Form S-3

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Equinix Canada Financing Ltd., an Ontario corporation (“Equinix Canada Finco”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of a Post-Effective Amendment no. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-275203) of Equinix, Inc. filed with the SEC on October 27, 2023 (the “Initial Registration Statement” and, as amended by Post-Effective Amendment no. 1, filed with the SEC on March 18, 2024 and the Post-Effective Amendment, the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”). The Post-Effective Amendment, among other things, (a) adds Equinix Canada Finco to the Registration Statement as a registrant and (b) registers debt securities of Equinix Canada Finco (the “Debt Securities”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). Any Debt Securities issued will be issued pursuant to a base indenture, a form of which is appended to the Registration Statement (the “Base Indenture”), as may be supplemented by one or more supplemental indentures, among Equinix Canada Finco, Equinix, Inc. and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

In connection with this opinion, we have examined

(a)	the Registration Statement

(b)	the Prospectus

(c)	the Base Indenture

(d)	the articles of incorporation and the by-laws of Equinix Canada Finco; and

(e)	a certificate of status for Equinix Canada Finco dated November 6, 2025 issued by Ontario’s Ministry of Public and Business Service Delivery.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have considered necessary or appropriate for the purpose of the opinion hereinafter expressed.

We are qualified to carry on the practice of law in the Ontario. Our opinion below is expressed only with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Our opinions expressed herein are based on the following assumptions:

(a)	at or prior to the time of the delivery of any Debt Securities, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and such effectiveness will not have been terminated or rescinded;

(b)	an appropriate Prospectus Supplement with respect to the offered Debt Securities will have been prepared and filed in compliance with the Act and the applicable rules and regulations thereunder;

(c)	all Debt Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(d)	if the offered Debt Securities are to be sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement will have been duly authorized, executed and delivered by Equinix Canada Finco and the other parties thereto;

(e)	at the time of the issuance of any Debt Securities, Equinix Canada Finco validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and authority to issue such Debt Securities and to execute and deliver the Base Indenture and any applicable supplemental indenture to the Base Indenture;

(f)	the Base Indenture and any applicable supplemental indenture will have been duly authorized, executed and delivered by the parties thereto (other than Equinix Canada Finco), as applicable, and will constitute a legally valid and binding obligation of the parties thereto, enforceable against each of them in accordance with its terms;

(g)	the terms of the offered Debt Securities and of their issuance and sale have been duly established in conformity with Equinix Canada Finco’s constating documents, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Equinix Canada Finco, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Equinix Canada Finco and other parties to the Base Indenture, any applicable supplemental indenture or any other agreement or instrument binding upon Equinix Canada Finco, as applicable;

(h)	the board of directors of Equinix Canada Finco (the “Board”) will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board in form and content as required by applicable law, to approve the issuance and terms of the offered Debt Securities, the consideration to be received therefor, the Base Indenture and any applicable supplemental indenture, and the execution thereof, and related matters (the “Authorization”);

(i)	Equinix Canada Finco will have received the agreed upon consideration for the issuance of the offered Debt Securities and such Debt Securities will have been delivered by or on behalf of Equinix Canada Finco against payment therefor; and

(j)	the offered Debt Securities will have been duly authorized, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Equinix Canada Finco's constating documents, applicable law, the Base Indenture and any applicable supplemental indenture, and the Authorization.

Subject to the foregoing and the other matters set forth herein, we are of the opinion, as of the date hereof, that when the Base Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities of Equinix Canada Finco has been duly authorized, executed and delivered by the Trustee, Equinix Canada Finco and Equinix, Inc. in accordance with the Base Indenture and the Authorization; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Base Indenture and the Authorization; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Authorization, the Base Indenture, any supplemental indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will have been duly authorized by Equinix Canada Finco.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Equinix Canada Finco, the Prospectus, the Registration Statement or the Debt Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP